                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

Filed by the Registrant    /X/

Filed by a party other than the Registrant    / /

Check the appropriate box:

/ /  Preliminary proxy statement     / / Confidential, for Use of the Commission
/X/  Definitive proxy statement          Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive additional materials
/ /  Soliciting material pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                    GEOWORKS
                                    --------
                (Name of Registrant as Specified in Its Charter)

                   ------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         (5)      Total fee paid:

                  --------------------------------------------------------------

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

                  --------------------------------------------------------------

         (2)      Form, schedule or registration statement no.:

                  --------------------------------------------------------------

         (3)      Filing party:

                  --------------------------------------------------------------

         (4)      Date filed:

                  --------------------------------------------------------------

                                    GEOWORKS

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 21, 1996

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Geoworks (the "Annual Meeting"), a California corporation (the "Company"), will be held on August 21, 1996 at 11:00 a.m., local time, at the Company's principal executive offices, located at 960 Atlantic Avenue, Alameda, California 94501 for the following purposes:

         1. To elect directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

         2. To approve an amendment to the Company's 1994 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 650,000 shares.

         3. To ratify the appointment of Ernst & Young L.L.P. as independent auditors of the Company for the fiscal year ending March 31, 1997.

         4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on June 27, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a proxy.


                                          FOR THE BOARD OF DIRECTORS

                                          JORDAN J. BRESLOW
                                          Secretary

Alameda, California
July 10, 1996

                                    GEOWORKS

                                 ---------------

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed Proxy is solicited on behalf of the Board of Directors of Geoworks, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on August 21, 1996 at 11:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices, located at 960 Atlantic Avenue, Alameda, California 94501. The telephone number at that location is (510) 814-1660. Only holders of record of the Company's Common Stock at the close of business on June 27, 1996 (the "Record Date") will be entitled to vote at the Annual Meeting. At the close of business on June 27, 1996, the Company had 14,003,158 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement.

         These proxy solicitation materials and the Company's Annual Report to Shareholders for the year ended March 31, 1996, including financial statements, were first mailed on or about July 10, 1996 to all shareholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

         Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Company (Attention: Jordan Breslow, Vice President and General Counsel) stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting or by attendance at the Annual Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

VOTING RIGHTS AND SOLICITATION OF PROXIES

         Each shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or may distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than eight directors. However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting, and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate their votes for the candidates in nomination. In the event that cumulative voting is invoked, the proxy holders will have the discretionary authority to vote all proxies received by them in such a manner as to ensure the election of as many of the Board of Directors' nominees as possible. See "Proposal 1 --Election of Directors." On all other matters, each share has one vote.

         The Company will bear the cost of soliciting the enclosed proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such activities.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1997 Annual Meeting must be received by the Company no later than March 12, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

DIRECTORS/NOMINEES

         The Company's Bylaws currently provide for a board of eight directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. In any event, the proxy holders cannot vote for more than eight persons. The term of office of each person elected as a director will continue until the next Annual Meeting or until his successor has been elected and qualified.

         The names of the nominees, and certain information about them as of June 27, 1996, are set forth below.

                                                                               DIRECTOR
    NAME OF NOMINEE      AGE                PRINCIPAL OCCUPATION                SINCE
    ---------------      ---                --------------------                -----
Brian P. Dougherty...     39   Chairman of the Board                             1983
Gordon E. Mayer......     38   President and Chief Executive Officer             1993
Bruce W. Dunlevie (1)     39   General Partner, MPAE V Management Company,       1990
                               L.P.
Eric E. Schmidt (1)..     40   Chief Technology Officer, Sun Microsystems,       1993
                               Inc.
Harry W. McKinney(2).     49   General Manager, Home Products,                   1994
                               Hewlett-Packard Company
Clive G. Smith.......     47   Founder, NuCo, Inc.                               1987
Reijo Paajanen.......     38   Vice President, Cellular Data, Nokia Mobile       1995
R. Duff Thompson (2).     45   Phones, Ltd.                                      1996
                               Special Counsel to Chief Executive Officer,
                               Novell, Inc.  and General Partner, EsNet, Ltd.

         ----------

         (1)  Member of the Compensation Committee
         (2)  Member of the Audit Committee

         There are no family relationships between any directors or executive officers of the Company.

         Mr. Dougherty founded Geoworks in 1983 and has served as Chairman of the Board since its inception. He also served as Chief Executive Officer of the Company from its inception to March 1994. Mr. Dougherty also founded Imagic Corporation, an entertainment software company, serving as Vice President of Engineering and a director from June 1981 to September 1983. Mr. Dougherty is also currently the Chairman and Chief Executive Officer of Wink Communications, Inc., a provider of communications protocols for interactive graphical applications. Mr. Dougherty holds a B.S. in electrical engineering from the University of California at Berkeley.

         Mr. Mayer joined the Company in July 1993 as President and became the Chief Executive Officer in March 1994. Prior to joining Geoworks, he was an "Entrepreneur in Residence" with Merrill, Pickard, Anderson & Eyre, a venture capital and investment management firm that manages private investment funds. From July 1991 to June 1992, Mr. Mayer was President and Chief Executive Officer of InfoChip, Inc., a developer of data compression hardware and software. From February 1988 to July 1991, he was Vice President, Sales and Marketing for Proxim, Inc., a supplier of OEM wireless data communications products. Mr. Mayer attended Purdue University, where he earned a B.S. and M.S. in electrical engineering.

         Mr. Dunlevie joined the Company's Board of Directors in July 1990. Since October 1989, he has been a general partner of MPAE V Management Company, L.P., the general partner of Merrill, Pickard, Anderson & Eyre, a venture capital and investment management firm that manages private investment funds. From July 1987 to September 1989, Mr. Dunlevie served as Vice President and General Manager of the Computer Systems Division for Everex Systems, Inc., a computer manufacturer. Mr. Dunlevie currently serves as a director of several privately-held companies.

         Dr. Schmidt joined the Company's Board of Directors in January 1993. He is the Chief Technology Officer of Sun Microsystems, Inc., where he has been employed since 1983. Dr. Schmidt has held a variety of senior management positions with Sun Microsystems, Inc. There is no business relationship between the Company and Sun Microsystems, Inc.

         Mr. McKinney joined the Company's Board of Directors in March 1994. He currently serves as General Manager of Home Products of Hewlett-Packard Company, where he has been employed since July 1969. At Hewlett-Packard Company, he has held several research and development and general management positions.

         Mr. Smith joined the Company's Board of Directors in October 1987. He is the founder of a software republishing company where he has been employed since January 1996. He served as Vice President, Corporate Development from January 1994 to December 1995. From October 1987 to December 1993, Mr. Smith was an independent business consultant and advisor to the Company. In addition, prior to October 1987, Mr. Smith served as Vice President, Corporate Planning and General Manager of New Product Development for Commodore International Ltd., a computer manufacturer, and as Research Director for the Yankee Group, a market research firm. Mr. Smith holds a B.A. from the University of Witwatersrand, South Africa and is a Ph.D candidate at MIT in the Inter-disciplinary Research Program on Communication Policy.

         Mr. Paajanen joined the Company's Board of Directors in February 1995. Mr. Paajanen is Vice President, Cellular Data of Nokia Mobile Phones, Ltd. Since joining Nokia in 1981, Mr. Paajanen has held several research and development and general management positions within Nokia. Mr. Paajanen holds a Master of Science degree in electrical engineering from Helsinki University of Technology.

         Mr. Thompson joined the Company's Board of Directors in January 1996. He is Special Counsel to the Chief Executive Officer and Chairman of Novell, Inc. Since January 1994 he has also been a general partner of EsNet, Ltd., an investment management company. From June 1994 to February 1996, he served as Senior Vice President, Corporate Development for Novell, Inc. and from December 1986 to June 1994, he served as General Counsel of WordPerfect Corporation. Mr. Thompson is also a director of Santa Cruz Operations. He holds a B.S. in Economics and M.B.A. and J.D. degrees from Brigham Young University.

VOTE REQUIRED

         The nominees receiving the highest number of affirmative votes of the shares entitled to be voted, up to the number of directors to be elected, shall be elected as directors. Votes withheld will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under California law.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of five (5) meetings during the fiscal year ended March 31, 1996. No director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

         During fiscal 1996, the Audit Committee of the Board of Directors consisted of director McKinney and former director Neal Dempsey, and held four
(4) meetings. Currently, the Audit Committee consists of directors McKinney and Thompson. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

         The Compensation Committee of the Board of Directors currently consists of directors Dunlevie and Schmidt, and held six (6) meetings during the last fiscal year. The Compensation Committee reviews and approves the Company's executive compensation policy, including the salaries and targets and bonuses of the Company's executive officers, and co-administers the Company's incentive stock plans together with the Stock Administration Committee.

DIRECTOR COMPENSATION

         The Company does not pay to its directors an annual retainer or a fee for each meeting. During fiscal 1996, automatic stock option grants for 7,500 and 1,875 shares of Common Stock were awarded under the 1994 Stock Plan to outside directors Paajanen and Schmidt, respectively. The Company no longer issues automatic stock option grants to its outside directors. Directors may, however, receive discretionary stock option grants under the 1994 Stock Plan.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

      PROPOSAL 2 -- APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF SHARES
                RESERVED FOR ISSUANCE UNDER THE 1994 STOCK PLAN

         The 1994 Stock Plan (the "Option Plan") was adopted by the Board of Directors and approved by the shareholders in 1994. The Option Plan was amended by the Board of Directors in 1995, to allow for the granting of performance-based stock and cash awards. Such amendment was approved by the shareholders in 1995.

         Stock options and stock grants play a key role in the Company's ability to recruit, reward and retain employees, consultants and directors. Technology companies have historically used stock options and stock grants as an important part of recruitment and retention packages. The Company competes directly with these technology companies for experienced personnel and must be able to offer comparable packages to attract the caliber of individuals that the Company believes is necessary to remain competitive.

PROPOSED AMENDMENT TO THE OPTION PLAN

         The Company is seeking shareholder approval for an amendment to the Option Plan to increase the number of shares of Common Stock reserved thereunder. Under the proposed amendment, the shares reserved for issuance under the Option Plan from 1,500,000 shares to 2,150,000 shares (an increase of 650,000 shares). The Board approved the proposed amendment on June 11, 1996, to be effective upon shareholder approval.

VOTE REQUIRED AND RECOMMENDATION OF BOARD OF DIRECTORS

         Approval of the amendment to the Company's Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder requires the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and have the same effect as negative votes with regard to the proposal. Broker non-votes will also be counted towards a quorum but will not be counted for any purpose in determining whether the proposal has been approved. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE OPTION PLAN.

         The essential provisions of the Option Plan are set forth below:

GENERAL

         The Option Plan provides for the grant of options to employees, consultants and outside directors of the Company.

         Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options. See "Tax Information" below for information concerning the tax treatment of both incentive stock options and non-statutory stock options.

PURPOSE

         The purpose of the Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, consultants and outside directors of the Company and to promote the success of the Company's business.

ADMINISTRATION

         Grants to Officers and Directors. With respect to grants of options to officers and directors of the Company, the Option Plan is administered (i) by the Board of Directors, provided that the Board may do so in compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or (ii) by a committee designated by the Board to administer the Option Plan, provided that the committee is also constituted in such a manner as to permit the Option Plan to comply with Rule 16b-3 and Internal Revenue Code section 162(m).

         Grants to Consultants and Other Employees. With respect to grants of options to employees or consultants who are neither directors nor officers of the Company, the Option Plan is administered by the Board, or a committee designated by the Board, which must be constituted in a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans of California corporate and securities laws and of the Code.

         The interpretation and construction of any provision of the Option Plan by the Board or its committee is final and conclusive. Members of the Board or its committee receive no separate compensation for their services in connection with the administration of the Option Plan.

ELIGIBILITY

         The Option Plan provides that options may be granted to employees (including officers), consultants and outside directors of the Company and its designated subsidiaries. The Board of Directors or a committee of the Board selects the optionees and determines the number of shares to be subject to each option. Directors may receive discretionary grants under the Option Plan. The Option Plan places a limit on the aggregate market value of shares subject to incentive stock options which become exercisable for the first time in any one calendar year. As of May 31, 1996 there were approximately 145 employees eligible to participate in the Option Plan, 1,386,130 shares were subject to outstanding options and 37,663 shares were available for future grant under the Option Plan. Over the term of the Option Plan, the following Named Executive Officers (defined below) have been granted options to purchase Common Stock as follows: Gordon E. Mayer, 42,000 shares; Clive G. Smith, 7,500 shares; Craig J. Taylor, 85,000 shares; Jordan J. Breslow, 52,000 shares; and Christopher M. Noble, 56,000 shares. Currently, there are eight directors eligible to participate in the Option Plan and three outside directors holding outstanding options for 16,875 shares of Common Stock under the Option Plan. Currently, there are no consultants participating in the Option Plan.

TERMS OF OPTIONS

         The terms of options granted under the Option Plan are to be determined by the Board or its committee but are not to exceed ten years from the date of grant. Each option is evidenced by a stock option agreement between the Company and the optionee to whom such option is granted, and is generally subject to the following additional terms and conditions:

                  (a) Exercise of the Option. The Option Plan provides the Board of Directors or its committee with the discretion to determine when options granted thereunder become exercisable, subject to certain limitations on the exercisability of options granted to directors. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased, and tendering payment of the purchase price to the Company. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, other shares of Common Stock or such other consideration as determined by the Board or its committee.

                  (b) Exercise Price. The exercise price of options granted under the Option Plan is determined by the Board of Directors, and may in no event be less than the fair market value of the Common Stock on the date the option is granted. However, the exercise price of a stock option granted to a person who, at the time of grant, owns stock representing 10% of the voting power of all classes of stock of the Company or any subsidiary, may not be less than 110% of fair market value on the date of grant. The Board of Directors of the Company or its committee determines such fair market value based upon the closing sales price (or the closing bid if no sales are reported) of the Common Stock in the Nasdaq National Market on the date prior to the date on which the option is granted.

                  (c) Termination of Employment or Services. The Option Plan provides that if the optionee's employment by the Company or service as an outside director or consultant is terminated for any reason other than death or disability, the option generally may be exercised no more than 90 days after such termination, but only to the extent the option was exercisable on the date of termination.

                  (d) Death. If an optionee should die while employed by the Company, or while serving as an outside director or consultant of the Company, options may be exercised at any time within 12 months after the date of death (but in no event later than the option's expiration date) to the extent that the options would have been exercisable at the date of death.

                  (e) Disability. If an optionee is unable to continue his employment or service as a director or consultant as a result of his total and permanent disability, options may be exercised at any time within six months (or such other period of time not exceeding 12 months as is determined by the Board or its committee and specified in the option agreement) after the date of termination, but only to the extent the option was exercisable on the date of such termination.

                  (f) Termination of Options. Incentive stock options and non-statutory stock options granted under the Option Plan expire 10 years from the date of grant, unless otherwise provided in the option agreement. However, incentive stock options and non-statutory stock options granted to an optionee who, at the time of the grant of such option, owned more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation may not have a term of more than five years. No option may be exercised by any person after such expiration.

                  (g) Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during his or her lifetime only by the optionee, or in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

                  (h) Acceleration of Options. In the event of a merger or consolidation in which the Company is not the surviving entity, the Board is obligated either to accomplish an assumption or substitution of options or to give notice of the acceleration of the optionee's right to exercise his or her outstanding options in full at any time within 15 days of such notice.

                  (i) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board of Directors or its committee.

PERFORMANCE-BASED COMPENSATION LIMITATION

         No employee shall be granted, in any fiscal year, options to purchase more than 250,000 shares. The foregoing limitation, which shall be adjusted proportionately in connection with any change in the Company's capitalization (such as a stock split), is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. In the event that the Board or its committee determines that such limitations are not required to qualify options as performance-based compensation, the Board or its committee may modify or eliminate such limitations.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an exchange of Common Stock for a greater or lesser number of shares, appropriate adjustment shall be made in the option price and in the number of shares subject to the option.

AMENDMENT AND TERMINATION OF THE PLAN

         The Board of Directors may amend the Option Plan at any time or may terminate it without approval of the shareholders. However, no such action by the Board of Directors or shareholders may alter or impair any option previously granted under the Option Plan without the consent of the optionee. In any event, the Option Plan will terminate in 2004.

         The Option Plan provides that shareholder approval of any amendment to the Option Plan will be required only to the extent necessary to comply with then current provisions of Rule 16b-3 under the Securities Exchange Act of 1934 or Section 422 of the Code (or any other applicable law or regulation).

TAX INFORMATION

         Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options.

         Incentive Stock Options. If an option granted under the Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise of the option unless the optionee is subject to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied at the time of sale, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock. A different rule of measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

         Non-statutory Options. All other options which do not qualify as incentive stock options are referred to as non-statutory options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory option. However, upon an option exercise, the optionee will recognize taxable income, or she generally measured as the excess of the then fair market value of the shares purchased over the purchased price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as a long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the Optionee with respect to shares acquired under exercise of a non-statutory option.

         THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE OPTION PLAN, DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

NEW PLAN BENEFITS

         As of the date of this proxy statement, there has been no determination by the administrator of the Option Plan with respect to future awards under the Option Plan. Accordingly, future awards are not determinable. The following table sets forth information with respect to options granted under the Option Plan during the fiscal year ended March 31, 1996 to (i) the Company's Chief Executive Officer, the three other most highly compensated executive officers and one additional executive officer who left the Company before the fiscal year end (collectively, the "Named Executive Officers"), (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, excluding executive officers, as a group. The term of all options outstanding under the Option Plan is ten years from the date of grant:

                                                         SHARES SUBJECT TO
              NAME AND POSITION                           OPTIONS GRANTED     EXERCISE PRICE PER SHARE
              -----------------                           ---------------     ------------------------
Gordon E. Mayer........................................          --                      --
  President and Chief Executive Officer
Clive G. Smith.........................................         7,500                 $15.50
  Former Vice President, Corporate Development
Craig J. Taylor........................................        15,000                  16.50
  Vice President, Engineering
Jordan J. Breslow......................................        50,000                  11.25
  Vice President, Secretary and General Counsel
Christopher M. Noble...................................        50,000                  11.25
  Vice President, Business Development
All current executive officers as a group (6 persons)..       221,000              11.25 - 16.50

All current nonexecutive-officer directors as a group
  (7 persons)..........................................        16,875              12.25 - 15.50
All current nonexecutive-officer employees as a group
  (121 persons)........................................       820,150               8.00 - 27.25

        PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young L.L.P., independent auditors, to audit the financial statements of the Company for the year ending March 31, 1997, and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young L.L.P. has audited the Company's financial statements since the six month period ended March 31, 1990. Representatives of Ernst & Young L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of June 15, 1996 by (a) each beneficial owner of more than 5% of the Company's Common Stock,
(b) the Named Executive Officers, (c) each director/nominee of the Company, and
(d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                                    SHARES                 PERCENTAGE
BENEFICIAL OWNER                                              BENEFICIALLY OWNED       BENEFICIALLY OWNED
- - ----------------                                              ------------------       ------------------
The Prudential Insurance Company of America(1).........            1,396,800                    10.0%
Jennison Associates Capital Corp.(2)...................            1,393,300                    10.0
Nokia Mobile Phones Ltd.(3)............................            1,000,000                     7.1
Metropolitan Life Insurance Company
   State Street Research & Management Company(4).......              720,000                     5.1
Bruce W. Dunlevie
   Merrill, Pickard, Anderson & Eyre V(5)..............              504,892                     3.6
Brian P. Dougherty.....................................              324,008                     2.3
Gordon E. Mayer(6).....................................              270,021                     1.9
Clive G. Smith(7)......................................              100,625                      *
Christopher M. Noble(8)................................               42,858                      *
Craig J. Taylor(8).....................................               32,813                      *
Eric E. Schmidt........................................               28,375                      *
Jordan J. Breslow(9)...................................               24,500                      *
Harry W. McKinney(10)..................................                   --                     --
Reijo Paajanen(11).....................................                   --                     --
Duff Thompson(12)......................................                   --                     --
All directors and executive officers
as a group (13 persons)(13)............................            1,356,328                     9.5

- - ----------

 *       Less than one percent of the outstanding Common Stock.

(1) Based on Amendment Number 1 to Schedule 13G filed by the Prudential Insurance Company of America ("Prudential") in February 1996. The address of Prudential is Prudential Plaza, Newark, New Jersey 07102.

(2) Based on Amendment Number 1 to Schedule 13G filed by Jennison Associates Capital Corp. ("Jennison"). The address of Jennison is 466 Lexington Avenue, New York, New York 10017.

(3) Based on the Schedule 13D filed by Nokia Mobile Phones Ltd. ("Nokia") dated February 17, 1995. The address of Nokia is P.O. Box 68, Kanslerinkatu 14, 4th Floor, Fin-33721, Tampere, Finland.

(4) Based on Schedules 13G filed by Metropolitan Life Insurance Company ("Metlife") and State Street Research & Management Company ("State Street") filed in February 1996. State Street is a wholly owned subsidiary of Metlife. The address of State Street is One Financial Center, 30th Floor, Boston, Massachusetts 02111 and the address of Metlife is One Madison Avenue, New York, New York 10010.

(5) Includes 18,750 shares issuable pursuant to options exercisable within 60 days of June 15, 1996 and 29,104 shares held by Bruce W. Dunlevie. Mr. Dunlevie, a director of the Company, is a general partner of MPAE V Management Company, L.P. ("MPAE V"), the general partner of Merrill, Pickard, Anderson & Eyre V ("Merrill"). The general partners of MPAE V share the power to direct the voting of MPAE V, and MPAE V has the power to direct the voting and disposition of the 457,038 shares held by Merrill. Accordingly, Mr.

         Dunlevie may be deemed to beneficially own the 457,038 shares held by Merrill. The address of Mr. Dunlevie, Merrill and MPAE V is 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025

(6) Includes 89,375 shares subject to repurchase rights of the Company as of June 15, 1996. Includes 6,375 shares issuable pursuant to options exercisable within 60 days of June 15, 1996, 36,000 shares held by the Mayer Family partnership and 89,500 shares held by the Mayer Family Revocable Trust dated 10/5/95.

(7) Represents 75,625 shares issuable pursuant to options exercisable within 60 days of June 15, 1996, and 25,000 shares held in irrevocable trust for the benefit of Mr. Smith's child (as to which shares Mr. Smith disclaims beneficial ownership).

(8) Represents shares issuable pursuant to options exercisable within 60 days of June 15, 1996.

(9) Includes 23,847 shares issuable pursuant to options exercisable within 60 days of June 15, 1996.

(10) Mr. McKinney, a director of the Company, is a general manager at Hewlett-Packard Company. Mr. McKinney disclaims beneficial ownership of the shares of the Company held by Hewlett-Packard Company.

(11) Mr. Paajanen, a director of the Company, is a Vice President of Nokia Mobile Phones Ltd. Mr. Paajanen disclaims beneficial ownership of the shares of the Company held by Nokia Mobile Phones Ltd.

(12) Mr. Thompson, a director of the Company, is Special Counsel to the Chief Executive Officer of Novell, Inc. Mr. Thompson disclaims beneficial ownership of the shares of the Company held by Novell, Inc.

(13) Includes 210,504 shares issuable pursuant to options exercisable within 60 days of June 15, 1996.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation received for services rendered to the Company in all capacities, for the last three fiscal years ended March 31, 1996, by the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                                        AWARDS
                                                                             -------------------------
                                            ANNUAL COMPENSATION                             NUMBER OF
                            ---------------------------------------------     RESTRICTED    SECURITIES
 NAME AND PRINCIPAL                                          OTHER ANNUAL       STOCK       UNDERLYING
      POSITION              YEAR    SALARY       BONUS(1)    COMPENSATION      AWARDS         OPTIONS
- - ------------------          ----    ------       --------    ------------    -----------    ----------
Gordon E. Mayer(2)........  1996   $200,275       $35,000           --             --             --
President and               1995    200,069         5,007       $71,409(3)         --         12,000
Chief Executive Officer     1994    152,308            --           --       $220,000(4)          --

Clive G. Smith(5).........  1996    112,191(6)     37,500           --             --          7,500
Vice President, Corporate   1995    126,069        25,000           --             --             --
Development                 1994    230,252(7)         --           --             --        105,000

Craig J. Taylor(8)........  1996    125,275        21,875        12,000            --         15,000
Vice President,             1995     50,092            --         4,000            --         70,000
Engineering                 1994         --            --           --             --             --

Jordan J. Breslow.........  1996    130,275        16,500           --             --         50,000
Vice President,             1995    115,069        14,924           --             --             --
General Counsel             1994    102,500            --           --             --          3,750

Christopher M. Noble......  1996    120,276        18,500           --             --         50,000
Vice President,             1995    108,819        13,007           --             --          6,000
Business Development        1994     92,500            --           --             --         22,500

- - ----------

(1) Includes cash profit sharing and cash bonuses earned for the fiscal year, whether accrued or paid.

(2) Gordon E. Mayer joined the Company in July 1993, and, accordingly, salary information for fiscal 1994 reflects only nine months of service.

(3)      Represents relocation expenses.

(4) Pursuant to an agreement entered into in July 1993, the Company issued 330,000 shares of its Common Stock in October 1993 to Gordon E. Mayer, President and Chief Executive Officer of the Company, at a purchase price equal to the then fair value of the Common Stock, as determined by the Board of Directors. In exchange for such shares, Mr. Mayer delivered to the Company a $220,000 promissory note secured by the foregoing stock and by a deed of trust on Mr. Mayer's principal residence. The note bears interest at the rate of five percent (5%) per annum, compounded semiannually, and is payable in October 1998. In consideration for Mr. Mayer's agreement to make an accelerated payment to the Company of $100,000 of principal in March 1995, the Company agreed to subordinate its security interest in the shares to those of an institutional lender. The Company's security interest in Mr. Mayer's residence was not affected. The stock vested to the extent of 25% of the shares on June 28, 1994 and vests ratably thereafter at the rate of 1/48th per month over the succeeding three years. With respect to such stock, Mr. Mayer is entitled to receive any dividends paid to shareholders generally; however, stock issued upon stock splits and dividends is subject to the same restrictions as the underlying stock.

         As of March 31, 1996, Mr. Mayer had sold 53,854 shares from the amount originally issued to him, leaving a balance of 276,146 shares held by him.

(5) Mr. Smith resigned from the Company as an employee and an officer in December 1995.

(6)      Includes $17,484 of accrued sick leave and vacation pay.

(7) Includes $198,752 (including $57,842 travel and expense reimbursement) as compensation for consulting services and reimbursement of related expenses.

(8) Mr. Taylor joined the Company in October 1994, and, accordingly, salary information for fiscal 1995 reflects only five months of service.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended March 31, 1996. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                          OPTION GRANTS IN FISCAL 1996

                                         INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                           ---------------------------------------------------       VALUE AT ASSUMED
                            NUMBER OF   % OF TOTAL                                   ANNUAL RATES OF
                           SECURITIES     OPTIONS                                STOCK PRICE APPRECIATION
                           UNDERLYING   GRANTED TO     EXERCISE                      FOR OPTION TERM
                             OPTIONS   EMPLOYEES IN      PRICE      EXPIRATION   ------------------------
        NAME               GRANTED(1)   FISCAL 1996    PER SHARE       DATE          5%            10%
- - ----------------------     ----------  ------------  -----------    ----------     -------      --------
Gordon E. Mayer.......           --          --             --             --          --             --
Clive G. Smith........        7,500         0.7%        $15.50       09/21/05      $73,109      $185,273
Craig J. Taylor.......       15,000         1.4          16.50       12/21/05      286,901       394,451
Jordan J. Breslow.....       50,000         4.8          11.25       08/08/05      353,753       896,480
Christopher M. Noble..       50,000         4.8          11.25       08/08/05      353,753       896,480

- - ----------

(1) Options have a ten-year term and vest over four years, ratably at 1/48 per month, except that the option granted to Mr. Smith vests in full one-year from the date of grant.

OPTION EXERCISES AND HOLDINGS

         The following table provides information with respect to option exercises in fiscal 1995 by the Named Executive Officers and the value of such officers' unexercised options at March 31, 1996:

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                            SHARES                   OPTIONS AT FISCAL YEAR-END       FISCAL YEAR-END(2)
                          ACQUIRED ON     VALUE      --------------------------    -----------------------
        NAME               EXERCISE    REALIZED(1)   EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- - ---------------------     -----------  -----------   -----------   -------------  -----------  -------------
Gordon E. Mayer......           --           --         3,250          8,750         $76,375      $205,625
Clive G. Smith.......       60,000     $864,163        87,500         21,250       2,579,164       512,083
Craig J. Taylor......           --           --        25,730         59,270         595,275     1,252,225
Jordan J. Breslow....        8,153      116,655        19,717         46,380         501,191       908,487
Christopher M. Noble.        7,000      153,883        44,838         57,661       1,235,964     1,214,604

- - ----------

(1) Market value of underlying securities on the exercise date, minus the exercise price.

(2) Value is based on the last reported sale of the Company's Common Stock on the Nasdaq National Market of $30.00 per share on March 31, 1996 (the last trading day for fiscal 1996), minus the exercise price.

                              CERTAIN TRANSACTIONS

         In April 1996, the Company granted a license to its desktop personal computer products to NuCo, Inc., a Delaware corporation. Clive Smith, a director of Geoworks, is a founder and principal of NuCo, Inc., which has agreed to pay royalties to the Company in exchange for certain exclusive and non-exclusive licenses in the personal computer market. To date, no royalties have been paid.

         In January 1995, the Company transferred certain technology and rights to Wink Communications, Inc. ("Wink"), in exchange for a minority interest in Wink and certain other consideration. Brian Dougherty, Chairman of the Company's Board of Directors, is Chairman and Chief Executive Officer of Wink and currently holds approximately 38% of the outstanding securities of Wink.

         Mr. Dougherty, the Company's Chairman of the Board of Directors, received salary in the amount of $125,275 in fiscal 1996 for services rendered to the Company in his capacity as an employee.

         In February 1995, the Company sold 1,000,000 unregistered shares of its Common Stock to Nokia Mobile Phones Ltd. ("Nokia") at an aggregate purchase price of $7,500,000. As part of such transaction, the Company amended its bylaws to increase the size of its Board of Directors from seven members to eight members, and appointed a Nokia representative, Mr. Paajanen, to fill the vacancy so created. Further, the Company agreed to nominate a Nokia representative as one of management's nominees for the Company's Board of Directors, and to use its best efforts to cause his election, for so long as Nokia holds at least five percent of the combined voting power of all outstanding voting stock. The Company also granted Nokia registration rights with respect to the shares purchased. Such rights are shared by certain other shareholders of the Company.

         In December 1994, the Company and Nokia entered into an Agreement for the Terms and Conditions Regarding Software Development and Licensing. Under this agreement, the Company has licensed certain software technology to Nokia for incorporation by Nokia into various of its hardware products. In exchange, Nokia is required to pay certain engineering fees and royalties to the Company. In fiscal 1995, Nokia paid the Company $250,000 pursuant to the agreement, and in fiscal 1996 the Company recognized revenues of $150,000 in connection with these payments from Nokia.

         During fiscal 1994, the Company agreed to lend $220,000 to Gordon E. Mayer, the Company's President and Chief Executive Officer, for the purchase of 330,000 shares of the Company's Common Stock under a promissory note bearing interest at 5% per annum, compounded semiannually. The loan was secured by a pledge of Mr. Mayer's shares of the Company's Common Stock and his principal residence. The note matures in October 1998. As of March 31, 1996, $120,000 of principal and $3,431 of accrued interest were outstanding under the note. See "Management - Executive Compensation".

         In September 1994, the Company granted to Hewlett-Packard a non-exclusive license to its CCD software. Harry W. McKinney, a director of the Company, is General Manager of Home Products of Hewlett-Packard. During fiscal 1996, the Company received royalties totalling $223,000 from Hewlett-Packard.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee currently consists of directors Dunlevie and Schmidt. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "SEC") within specified time periods. Executive officers, directors and 10% shareholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or written representations from such persons that no filings were required for them, the Company believes that during the year ended March 31, 1996, all
Section 16(a) filing requirements applicable to its executive officers and directors were complied except that:

         Brian P. Dougherty, the Chairman of the Board of Directors of the Company, filed one Form 5 late in connection with two gifts of Common Stock in January 1995 and three Forms 4 late in connection with four sales of Common Stock in August 1995, one sale of Common Stock in November 1995 and a transfer from direct to indirect ownership of Common Stock in December 1995; Gordon E. Mayer, President, Chief Executive Officer and a director of the Company, filed a Form 5 late for fiscal 1995 in connection with an option grant in February 1995 and a Form 3 late in connection with the transfer of shares to a trust; Christopher M. Noble, Vice President, Business Development of the Company, filed a Form 5 late for fiscal 1995 in connection with an option grant in January 1995; and Clive G. Smith, a director of the Company, filed two Forms 4 late in connection with six option exercises and three sales of Common Stock in August 1995 and two option exercises and one sale of Common Stock in November 1995.

                                PERFORMANCE GRAPH

         The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this information by referencing and shall not otherwise be deemed soliciting material or filed under such Acts.

         The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for Geoworks, the NASDAQ Composite Stock Market Index (US) and the Hambrecht & Quist Software Sector Index. The graph assumes that $100 was invested in the Company's Common Stock, the NASDAQ Composite Stock Market Index (US) and the Hambrecht & Quist Software Sector Index from the date of the Company's initial public offering on June 23, 1994 through March 31, 1996. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                                    GEOWORKS
                            H&Q SOFTWARE SECTOR INDEX
                         NASDAQ STOCK MARKET-U.S. INDEX

                               [GRAPHIC OMITTED]

                              NASDAQ STOCK
 DATES          GEOWORKS       MARKET-U.S.    H&Q SOFTWARE SECTOR
 -----          --------       -----------    -------------------
06/23/94         100.00          100.00                100.00
06/30/94         108.33          102.54                103.70
07/31/94         104.17          104.64                104.00
08/31/94         116.67          111.31                112.39
09/30/94         129.17          111.03                113.69
10/31/94         145.83          113.21                121.88
11/30/94          77.08          109.46                120.53
12/31/94         112.50          109.76                123.09
01/31/95         112.50          110.38                121.18
02/29/95         137.50          116.22                135.53
03/31/95         135.42          119.66                140.73
04/30/95         154.17          123.43                146.33
05/31/95         137.50          126.61                147.75
06/30/95         208.33          136.87                162.75
07/31/95         225.00          146.93                171.43
08/31/95         212.50          149.90                171.79
09/30/95         320.83          153.35                176.94
10/31/95         356.25          152.48                180.36
11/30/95         295.83          156.06                182.08
12/31/95         316.67          155.25                176.43
01/31/96         412.50          156.04                180.15
02/29/96         395.83          162.03                183.84
03/31/96         500.00          162.48                192.55

                          COMPENSATION COMMITTEE REPORT

INTRODUCTION

         The Compensation Committee report below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this information by referencing and shall not otherwise be deemed soliciting material or filed under such Acts.

         The Compensation Committee of the Board of Directors (the "Committee") is composed only of nonemployee directors. It is responsible for reviewing and recommending for approval by the Board of Directors (with assistance from the Stock Administration Committee of the Board established pursuant to the 1994 Stock Plan) the Company's compensation practices, executive salary levels and compensation programs, both cash-based and equity-based. The Committee generally determines the base salary levels and performance-based incentive compensation levels for executives at the end of each fiscal year, and reviews both those levels and the executives' performance against those levels on a quarterly basis.

COMPENSATION PHILOSOPHY

         The Committee has adopted an executive pay-for-performance philosophy covering all officers, including the Chief Executive Officer. This philosophy emphasizes variable compensation in order to align executive compensation with the Company's business objectives and performance. Further, the overall compensation philosophy is to attract, retain and reward executives who contribute both to the short-term and long-term success of the Company, and to motivate them through incentive compensation tied to performance objectives. The Committee believes that the interests of its executives are best aligned with those of the Company and its shareholders when the executives' overall compensation depends upon the Company's performance, and when the executives are themselves owners of stock in the Company. The Company encourages broad-based employee ownership of its stock through stock option and stock purchase programs in which all regular, full-time employees are eligible to participate. Pay is sufficiently variable that above-average performance results in above-average total compensation, and below-average performance for the Company or the individual results in below-average total compensation. At the highest level, the focus is on corporate performance against objectives and individual contributions toward that performance. Secondarily, the focus is on strategic departmental objectives in support of the corporate mission, and individual contribution toward and satisfaction of those objectives.

COMPENSATION PROGRAM

         The Company has a comprehensive compensation program which consists of cash compensation, both fixed and variable, and equity-based compensation. The program has the following principal components:

         Cash-Based Compensation

         Base Salary: Base salary is predicated on industry and peer group comparisons and on performance judgments as to the past and expected future contribution by the individual executive officer, including, where appropriate, adjustment for any promotion or substantial increase in responsibilities. Market information and salary surveys are used as a frame of reference for annual salary adjustments and starting salaries. Executive officers of the Company are paid salaries in line with their responsibilities. These salaries are structured to be within the median range of salaries paid by competitors in the computer industry. In general, salary increases are made based on median increases in salaries for similar executives of similar sized companies in the high technology industry. The Committee's approach to base compensation is to offer competitive salaries in comparison with market practices. However, commencing with fiscal 1996, base salary has become a relatively smaller element in the total executive officer compensation package, as the Company has introduced greater pay-for-performance programs.

         Bonuses: The Company has an incentive program pursuant to which executive officers and a limited number of key employees may receive periodic cash bonuses beyond their base salary. The Committee has established for each officer, including the Chief Executive Officer, a set of performance objectives for the fiscal year and a target bonus tied to those objectives. The objectives, and the performance of each executive against his or her objectives, are reviewed quarterly, with input from the Chief Executive Officer. Generally, executives may be eligible to receive a bonus of approximately fifteen percent of their base salary if the objectives are met to the satisfaction of the Committee. The Committee also has the discretion to reduce the bonus to zero percent in the case of performance below expectations, or, conversely, to increase the bonus in recognition of exemplary contribution to the successful performance by the Company of its short- and long-term objectives.

         Equity-Based Compensation

         Stock Options: Consistent with prevailing compensation practices in high technology companies, stock options are a key component of each employee's total compensation package. The Company's practice is to grant stock options to all full-time, regular employees. Options are generally granted upon commencement of employment, and vest over four years to encourage the option holders to continue in the employ of the Company. Subsequent stock options are granted periodically to provide additional incentive and in the case of a promotion or substantial increase in responsibilities, and occasionally to reward exemplary performance. The Company takes into account the compensation practices of the companies referenced above in its salary surveys as well as the past and expected performance in determining the size of grants made to executives.

         Stock Grants: As an alternative to stock options, the Company has occasionally sold stock to executive officers, subject to a right of repurchase by the Company which diminishes over time, thus providing a long-term incentive for the executive to remain with the Company comparable to that of an option-vesting schedule. The Company may also provide performance-based stock grants to employees, including executive officers. These stock grants may, in part, be granted in combination with, or in lieu of, cash bonus compensation.

         Employee Stock Purchase Plan: All regular, full-time employees are entitled to participate in the Company's Employee Stock Purchase Plan. Under the plan, employees may purchase stock in the Company, through payroll deductions, at a discount from the market value of the stock. Executive officers may elect to participate in the Employee Stock Purchase Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Committee uses the factors and criteria described above for compensation decisions regarding the Chief Executive Officer. Mr. Mayer's compensation is largely based upon the Company's attainment of strategic objectives.

         The Committee recognized a number of significant achievements by the Company, under the leadership of Mr. Mayer, during the fiscal year. Mr. Mayer successfully led the Company's follow-on public offering, and advanced the Company's entry in the emerging CCD market thorough the establishment of partnerships with leading OEM hardware manufacturers and the introduction of CCD products. The objective of enhancing the Company's technology was served by the release of GEOS Version 3.0. Finally, the Committee recognized the Company's and Mr. Mayer's accomplishments in significantly increasing shareholder value, controlling spending and managing the growth of the Company within operational guidelines approved by the Board of Directors. As a result of these achievements, the Company granted Mr. Mayer a bonus of $35,000.

         The Committee believes that Mr. Mayer's compensation is modest relative to that of other Chief Executive Officers of publicly-held technology companies, but is appropriate in light of the Company's continued investment in an emerging market.

COMPENSATION LIMITATIONS FOR TAX PURPOSES

         The Committee has considered the potential impact of Section 162(m) (the "Section") of the Code adopted under the federal Revenue Reconciliation Act of 1993. The Section disallows any tax deduction for a publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any Named Executive Officer, unless compensation is performance-based. Since the targeted cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted under the Option

Plan will meet the requirement of being performance-based under the transition provisions provided in the regulations under the Section, the Committee believes that the Section will not reduce any tax deduction available to the Company.

SUMMARY

         The Committee believes that a fair and motivating compensation program has played a critical role in the Company's ability to attract and retain highly qualified executive officers.

                                       Respectfully submitted by:

                                       The Compensation Committee

                                       BRUCE W.  DUNLEVIE
                                       ERIC E.  SCHMIDT


                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                            BOARD OF DIRECTORS

Dated: July 10, 1996

                                    GEOWORKS
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 21, 1996

The undersigned hereby appoints Gordon E. Mayer and Jordan J. Breslow, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Geoworks (the "Company") to be held at 960 Atlantic Avenue, Alameda, California 94501 on August 21, 1996, at 11:00 a.m. P.D.T., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:


                                                                     SEE REVERSE
                                                                     SIDE

                                                                   PLEASE MARK
- - --------------             ------                               X  YOUR CHOICES
ACCOUNT NUMBER             COMMON                                  LIKE THIS

- - ----------------------------------------------------------------------------------------------------------------------
                                   WITHHELD
1.  ELECTION             FOR       FOR ALL            2.  AMENDMENT OF 1994 STOCK        FOR       AGAINST     ABSTAIN
    OF DIRECTORS         / /         / /                  PLAN TO INCREASE THE           / /         / /         / /
                                                          NUMBER OF SHARES OF
                                                          COMMON STOCK RESERVED
                                                          THEREUNDER



Nominees:  Brian P. Dougherty  Harry W. McKinney      3.  RATIFICATION OF                FOR       AGAINST     ABSTAIN
           Gordon E. Mayer     Clive G. Smith             SELECTION OF ERNST &           / /         / /         / /
           Bruce W. Dunlevie   Reijo Paajanen             YOUNG LLP AS THE
           Eric E. Schmidt     R. Duff Thompson           COMPANY'S INDEPENDENT
                                                          AUDITORS


Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:


- - -------------------------------------------------------------

The Board of Directors recommends a vote FOR all nominees for election and FOR Proposals 2 and 3.

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


1. Dated: _______________________________________________ , 1996

   _____________________________________________________________

2. Signature(s)

3. Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators, or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

4. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                    GEOWORKS

                                 1994 STOCK PLAN

                    (As amended and restated August 15, 1996)

         1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility to provide additional incentive to Employees, Consultants and Outside Directors of the Company and its Subsidiaries and to promote the success of the Company's business by granting Options and Performance Awards. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. The Plan also provides for automatic grants of Nonstatutory Stock Options to Outside Directors. Performance Awards granted under the Plan may be cash or stock bonus awards granted either alone, in addition to or in tandem with other awards granted under the Plan and/or awards made outside the Plan.

         2. Definitions. As used herein, the following definitions shall apply:

            (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 or Section 15 of the Plan.

            (b) "Board" means the Board of Directors of the Company.

            (c) "Code" means the Internal Revenue Code of 1986, as amended.

            (d) "Committee" means a Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

            (e) "Common Stock" means the Common Stock of the Company.

            (f) "Company" means Geoworks, a California corporation.

            (g) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and who is compensated for such services, and any director of the Company whether compensated for such services or not.

            (h) "Continuous Status as an Employee, Consultant or Outside Director" means the absence of any interruption or termination of service as an Employee, Consultant or Outside Director. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

            (i) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

            (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (k) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                    (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market system of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange), for the last market trading day prior to the time of determination as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                    (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market system thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock or;

                    (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

             (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

             (m) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

             (n) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

             (o) "Option" means a stock option granted pursuant to the Plan.

             (p) "Optioned Stock" means the Common Stock subject to an Option.

             (q) "Optionee" means an Employee, Consultant or Outside Director who receives an Option.

             (r) "Outside Director" shall mean a member of the Board who is not an Employee or a Consultant.

             (s) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

             (t) "Performance Award" means a performance award granted pursuant to Section 14 of the Plan.

             (u) "Plan" means this 1994 Stock Plan.

             (v) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

             (w) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 2,150,000 shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock.

            If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4. Administration of the Plan.

            (a) Procedure.

                    (i) Administration With Respect to Directors and Officers. With respect to grants of Options or Performance Awards to Employees who are officers or directors of the Company and Outside Directors, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

                    (ii) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

                    (iii) Administration With Respect to Consultants and Other Employees. With respect to grants of Options or Performance Awards to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of California corporate and securities laws and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

            (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                    (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

                    (ii) to select the officers, Consultants and Employees to whom Options or Performance Awards may from time to time be granted hereunder;

                    (iii) to determine whether and to what extent Options or Performance Awards are granted hereunder;

                    (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder ;

                    (v) to approve forms of agreement for use under the Plan;

                    (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                    (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

                    (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

                    (ix) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

            (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

         5. Eligibility.

            (a) Nonstatutory Stock Options and Performance Awards may be granted to Employees, Consultants and Outside Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Outside Director who has been granted an Option or Performance Award may, if he is otherwise eligible, be granted additional Options and Performance Awards.

            (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

            (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

            (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

         7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

         8. Option Exercise Price and Consideration.

            (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Board, but shall be subject to the following:

                    (i) In the case of an Incentive Stock Option

                        (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                        (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (ii) In the case of a Nonstatutory Stock Option

                        (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                        (B) granted to any person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

            (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the

Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (6) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (7) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; (8) any combination of the foregoing methods of payment, (9) or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California corporation law).

         9. Exercise of Option.

            (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

                An Option may not be exercised for a fraction of a Share.

                An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

                Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) Termination of Employment. In the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director, such Optionee may, but only within thirty (30) days, or within such other period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and such time period not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

            (c) Disability of Optionee. Notwithstanding the provisions of
Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director as a result of his disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

            (d) Death of Optionee. In the event of the death of an Optionee while Optionee is an Employee, Consultant or Outside Director, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

            (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

            (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

         10. Non-Transferability of Options and Performance Awards. Options and Performance Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Performance Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

            In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

         12. Limitation on Number of Option Shares. The following limitations shall apply to grants of options to Employees hereunder:

            (a) No Employee shall be granted, in any fiscal year of the Company, options to purchase more than 250,000 shares of Common Stock.

            (b) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 11 hereof.

            (c) If an option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the canceled option will be counted against the limit set forth in Section 12 (a) above. For this purpose, if the exercise price of an option is reduced, the transaction will be treated as a cancellation of the option and the grant of a new option.

         13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

         14. Performance Awards.

            (a) Performance Awards are cash or stock bonus awards that may be granted either alone, in addition to or in tandem with other awards granted under the Plan and/or awards made outside of the Plan. Performance Awards shall not require payment by the recipient of any consideration for the Performance Award or for the shares of Common Stock covered by such award. The Board or a committee created by the Board for the purpose of administering Performance Awards (the "Performance Award Committee") in accordance with Section 4 shall determine the performance and/or employment factors to be used in the determination of the amount of Performance Awards and the extent to which such Performance Awards have been earned. Shares issued pursuant to a Performance Award may be made subject to various conditions, including vesting or forfeiture provisions. Performance Awards may vary from participant to participant and between groups of participants and shall be based upon the achievement of Company and/or individual performance factors or upon such other criteria as the Performance Award Committee may deem appropriate.

            (b) Adjustment of Awards. The Performance Award Committee may, after the grant of Performance Awards, adjust the performance factors applicable to such Performance Awards to take into account changes in the law or in accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

            The foregoing amendment shall become effective as of September 1, 1995, subject to shareholder approval at the Company's August 29, 1995 annual meeting of shareholders.

         15. Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the



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Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

            (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         16. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

            The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         18. Agreements. Options and Performance Awards shall be evidenced by written agreements in such form as the Board shall approve from time to time.

         19. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed.


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